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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100

Notice of Annual Meeting of Stockholders
June 13, 2008

        The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Friday, June 13, 2008 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

  1.
  To elect three directors to hold office for a term expiring in 2011.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

  3.
  To transact any other business properly brought before the meeting.

        Holders of record of our common stock at the close of business on April 18, 2008 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

        To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Mark H. Lundy, Secretary

Dated: April 29, 2008

        We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

ONE LIBERTY PROPERTIES, INC.

Proxy Statement

GENERAL

        Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2008 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 13, 2008 at 9:00 a.m., local time. The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 29, 2008 to persons who were stockholders at the close of business on April 18, 2008, the record date for the meeting.

        All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with your directions, unless the proxy is revoked before the meeting.

        Our fiscal year begins on January 1 and ends on December 31. Reference in this proxy statement to the year 2007 or fiscal 2007 refers to the twelve month period from January 1, 2007 through December 31, 2007.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the annual meeting?

A: At our annual meeting, stockholders will vote on the following matters:

  •
  election of three directors (Charles Biederman, James J. Burns and Patrick J. Callan, Jr.) to hold office until the 2011 annual meeting;

  •
  ratification of the appointment of our independent registered public accounting firm (Ernst & Young LLP) for 2008; and

  •
  such other matters as may properly come before the meeting.

Q: Who is entitled to vote?

A: We are mailing this proxy statement on or about April 29, 2008 to our stockholders of record on April 18, 2008. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 18, 2008 are entitled to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date, there were outstanding and entitled to vote at the meeting 10,225,479 shares of our common stock.

Q: How do I vote?

A: If you are a stockholder of record on April 18, 2008 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a bank, broker or other nominee (i.e., in "street name") and if you wish to vote in person at the annual meeting, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly, you may complete, sign and date the accompanying proxy card and return it in the prepaid envelope, and your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the nominees for election as directors, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. The proxy of a stockholder who is a participant in our Cash Distribution Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., local time, on June 12, 2008. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

Q: Who will count the vote?

A: A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

Q: Can I revoke my proxy before it is exercised?

A: If you hold stock directly in your name, you may revoke a proxy with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary at any time before the polls for the meeting are closed. The proxy holders' powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not automatically revoke a previously granted proxy.

Q: What constitutes a quorum?

A: A quorum must be present at the meeting for business to be conducted. A quorum is the presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against a proposal. Broker non-votes will be included for purposes of determining a quorum, but will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of Ernst & Young LLP. A "broker non-vote" occurs if a broker or other nominee who is entitled to vote your shares of common stock has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter.

        If you hold your shares of common stock through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your shares of common stock through a broker, your broker is permitted to vote your shares on the election of directors even if the broker does not receive instructions from you, but may not vote your shares on non-discretionary items without voting instructions from you.

Q: How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the three director nominees will be elected if each receives a majority of the votes cast for directors. The affirmative vote of a majority of our outstanding shares present at the meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. We will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of shares of our common stock. Proxies may also be solicited personally, by mail, telephone, e-mail, facsimile or other electronic means, by our directors, officers or other employees, without remuneration, other than regular compensation.

Q: When are stockholder proposals due for the year 2009 Annual Meeting?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2009 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 29, 2008. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2009 annual meeting, rules and regulations promulgated by the United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if we:

  •
  receive notice of the proposal before March 16, 2009 and advise stockholders in the 2009 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

  •
  do not receive notice of the proposal before March 16, 2009.

        Notices of intention to present proposals at our 2009 annual meeting should be submitted in writing and addressed to our Secretary.

Q: What other information about One Liberty is available?

A: Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

General

        Pursuant to the Maryland General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

        The board has three standing committees:

  •
  The audit committee, the members of which are Charles Biederman, James J. Burns and Joseph A. DeLuca;

  •
  The compensation committee, the members of which are Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff; and

  •
  The nominating and corporate governance committee, the members of which are Joseph A. Amato, James J. Burns and Eugene I. Zuriff.

        The board has affirmatively determined that Joseph A. Amato, Charles Biederman, James J. Burns, Joseph A. DeLuca, J. Robert Lovejoy and Eugene I. Zuriff, a majority of our board of directors, are "independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange; that the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual; and that the members of our compensation and our nominating and corporate governance committees are independent under Section 303A of the Listed Company Manual. The board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with the directors. To be considered independent a director must not have a material relationship with us that could interfere with a director's independent judgment and must be "independent" within the meaning of the New York Stock Exchange's requirements. In determining the independence of each of the foregoing, the board considered (i) a passive investment by Gould Investors L.P., an affiliate of the company, in a real estate project sponsored and managed by an entity affiliated with Mr. Biederman, which investment was liquidated in February 2006; (ii) Mr. DeLuca's rental of an office in a suite of offices from an affiliate of the company for $800 per month, on a month to month basis, which rental was terminated in April 2006, and (iii) fees totaling $1,382,400 paid in 2007 to a merchant banking firm in which Mr. Lovejoy is a managing director by BRT Realty Trust, an entity which may be deemed an affiliate of ours, for investment banking services which such firm performed for BRT Realty Trust.

        Our board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and function of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain, without charge, a copy of each charter and the corporate governance guidelines by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

        During fiscal 2007, the board held five meetings, conducted board business on two occasions by unanimous consent, and the committees held a total of nine meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which such director was a member during fiscal 2007.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics, as amended and restated, that is designed to help our directors, officers, employees, agents and consultants resolve ethical issues. The code of business conduct and ethics applies to all directors, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.onelibertyproperties.com and a copy may be obtained, without charge, by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2007, there were no amendments to the code of business conduct and ethics and no waivers of the provisions of the code of business conduct and ethics with respect to any of our directors, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Committees of the Board of Directors

Audit Committee

        Our audit committee has been established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934, as amended. Our board of directors has adopted an audit committee charter delineating the composition and responsibilities of the audit committee. A copy of the audit committee charter is attached to this proxy statement as Exhibit A.

        The audit committee charter requires that the audit committee be comprised of at least three members, all of whom are independent directors and at least one of whom is an "audit committee financial expert." Our board of directors has determined that all of the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, that all members of the audit committee are financially literate and that James J. Burns qualifies as an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

        The audit committee is responsible for assisting the board in overseeing (i) the integrity of the company's financial statements, (ii) the company's compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, (iv) the performance of the independent registered public accounting firm, (v) the performance of the accounting firm performing the company's internal control audit function, and (vi) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The audit committee met five times during 2007.

Compensation Committee

        The compensation committee, which is comprised of three independent directors, held two meetings and conducted business on two occasions by unanimous written consent in 2007. The compensation committee recommends the base salary, annual bonus and stock incentive awards of our full-time officers to the board of directors and recommends awards under the One Liberty Properties, Inc. 2003 Incentive Plan to officers, directors, employees and consultants. The compensation committee also oversees and administers the One Liberty Properties, Inc. 2003 Incentive Plan.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee, which is comprised of three independent directors, held two meetings and conducted business on one occasion by unanimous written consent in 2007. The responsibilities of the nominating and corporate governance committee include recommending a slate of directors for election to the board of directors at the annual stockholders' meeting, recommending committee assignments to the board of directors, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings, proposing, monitoring and recommending changes to the company's corporate governance guidelines and overseeing the evaluation of the board of directors and its effectiveness.

        The board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to us. Directors should also possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to our business.

        When considering candidates for director, the nominating and corporate governance committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating and corporate governance committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating and corporate governance committee;

  •
  The name of and contact information of the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  Information regarding each of the factors listed above sufficient to enable the nominating and corporate governance committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any of our competitors;

  •
  Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from management, incumbent directors and others. The committee will interview a candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

Independence of Directors

        The following standards for "director" independence are applicable to us in accordance with the New York Stock Exchange corporate governance listing standards:

  •
  No director of ours qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  director who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

  •
  A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

  •
  A director who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a director who is a current employee of our internal or external auditor, a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

Compensation Committee Interlocks and Insider Participation

        In 2007, the members of the compensation committee were Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff. No "compensation committee interlocks" existed during 2007.

Non-Management Directors Executive Session

        In accordance with New York Stock Exchange listing standards, our non-management directors meet at regularly scheduled executive sessions without management. Non-management directors are all those directors who are neither officers or employees of the company. The board of directors does not designate a "Lead Director" or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is a committee chairman and the director who presides over executive sessions is rotated among the chairs of the board's committees.

Communications with Directors

        Stockholders, employees and other interested persons who want to communicate with the board or any individual director can write to:

  One Liberty Properties, Inc.
  Suite 303
  60 Cutter Mill Road
  Great Neck, New York 11021
  Attention: Secretary

        The Secretary will:

  •
  Forward the communication to the director or directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

        In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to "Non-Management Directors" at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Director Attendance at Annual Meetings

        We typically schedule a board meeting in conjunction with our annual meeting and encourage our directors to attend the annual meeting of stockholders. Last year, nine of the ten individuals then serving as directors attended our annual meeting.

Compensation of Directors

        Non-management members of our board of directors are paid an annual retainer of $20,000. The chairman of our board of directors (who was our chief executive officer in 2007 and is a management director) received $250,000 of compensation from us in 2007 pursuant to the compensation and services agreement entered into between us and Majestic Property Management Corp. (see "Executive Compensation, Summary Compensation Table" and "Certain Relationships and Related Transactions"). In addition to regular board fees, each member of the audit committee is paid an annual retainer of $5,000, the chairman of the audit committee is paid an additional annual retainer of $2,000, the audit committee financial expert is paid an additional annual retainer of $7,500, each member of the compensation committee is paid an annual retainer of $3,000 and each member of the nominating and corporate governance committee is paid an annual retainer of $3,000. Each non-management director is also paid $1,000 for each board and committee meeting attended in person and $500 for each meeting attended by telephone conference, except for audit committee members who are paid $1,000 for each audit committee meeting attended, whether in person or by telephone conference. Additionally, in 2007 each audit committee member was awarded 2,250 shares of restricted common stock under the One Liberty Properties, Inc. 2003 Incentive Plan and each other non-management director was awarded 1,250 shares of restricted common stock under such Plan. Fredric H. Gould, chairman of our board and a management director (chief executive officer through December 31, 2007), Patrick J. Callan, Jr., our president and a management director (elected chief executive officer effective January 1, 2008), and Matthew J. Gould, a senior vice president and a management director, were awarded 3,000, 5,000 and 3,000 shares of restricted common stock, respectively, in 2007 (see "Executive Compensation—Summary Compensation Table"). Jeffrey A. Gould, a management director and an executive officer, was also awarded 3,000 shares of restricted common stock under such Plan in 2007. The restricted shares have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-management directors who reside outside of the local area in which our executive offices are located also receive reimbursement for travel expenses incurred in attending board and committee meetings.

        Director compensation is determined by the compensation committee and recommended for approval to the board of directors periodically after review of compensation practices at other REITs.

Director Compensation—2007

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph A. Amato	28,000	19,776(5)	10,550	58,326
Charles Biederman	41,500	27,991(6)	14,770	84,261
James J. Burns	49,500	27,991(6)	14,770	92,261
Joseph A. DeLuca	35,000	24,864(7)	13,188	73,052
Jeffrey A. Gould	—	56,531(8)	30,226	86,757
J. Robert Lovejoy	29,500	16,648(9)	8,968	55,116
Eugene Zuriff	37,000	9,236(10)	4,748	50,984
(1)
The compensation received by Fredric H. Gould, chairman of the board, Patrick J. Callan, Jr., president, and Matthew J. Gould, senior vice president, from us is shown in the Summary Compensation Table and they are not included in the above table.

(2)
Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and committee chairman fees and meeting fees.

(3)
Sets forth the amount expensed for financial statement reporting purposes for 2007 in accordance with SFAS 123(R).

The table below shows the aggregate number of restricted shares held by the directors listed in the above table as of December 31, 2007, all of which vest five years from the grant date.

NAME	RESTRICTED SHARES
Joseph A. Amato	5,000
Charles Biederman	7,000
James J. Burns	7,000
Joseph A. DeLuca	6,250
Jeffrey A. Gould	14,325
J. Robert Lovejoy	4,250
Eugene Zuriff	2,250

(4)
Sets forth the cash dividends paid to directors in 2007 on restricted shares awarded under the One Liberty Properties, Inc. 2003 Incentive Plan. Does not include compensation of $261,000 received in 2007 by Jeffrey A. Gould from Majestic Property Management Corp., an entity wholly owned by Fredric H. Gould, which performs services on our behalf. (See "Certain Relationships and Related Transactions").

(5)
On July 22, 2003, we awarded 750 shares of restricted stock, with a grant date fair value of $13,898. On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. Each share of restricted stock vests five years after the date of grant.

(6)
On July 22, 2003, we awarded 750 shares of restricted stock, with a grant date fair value of $13,898. On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. On February 28, 2007, we awarded 2,250 shares of restricted stock, with a grant date fair value of $55,125. Each share of restricted stock vests five years after the date of grant.

(7)
On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. On February 28, 2007, we awarded 2,250 shares of restricted stock, with a grant date fair value of $55,125. Each share of restricted stock vests five years after the date of grant.

(8)
On July 22, 2003, we awarded 2,200 shares of restricted stock, with a grant date fair value of $40,766. On April 15, 2004, we awarded 2,825 shares of restricted stock, with a grant date fair value of $55,794. On April 15, 2005, we awarded 3,300 shares of restricted stock, with a grant date fair value of $62,865. On February 24, 2006, we awarded 3,000 shares of restricted stock, with a grant date fair value of $61,980. On February 28, 2007, we awarded 3,000 shares of restricted stock, with a grant date fair value of $73,500. Each share of restricted stock vests five years after the date of grant.

(9)
On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. Each share of restricted stock vests five years after the date of grant.

(10)
On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. Each share of restricted stock vests five years after the date of grant.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Name and Address	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato 615 Route 32 Highland Mills, NY 10930-0503	7,001	*
Charles Biederman 5 Sunset Drive Englewood, CO 80110	16,644	*
James J. Burns 390 Dogwood Lane Manhasset, NY 10030	10,476	*
Patrick J. Callan, Jr.(2)	19,750	*
Joseph A. DeLuca 154 East Shore Road Huntington Bay, NY 11743	9,300	*
Fredric H. Gould(2)(3)(4)	1,440,137	14.1%
Jeffrey A. Gould(2)(5)	168,495	1.6%
Matthew J. Gould(2)(3)(6)	1,180,335	11.5%
Gould Investors L.P.(2)(3)	950,859	9.3%
David W. Kalish(2)(7)	225,686	2.2%
J. Robert Lovejoy(8) 640 Fifth Avenue New York, NY 10019	6,253	*
Lawrence G. Ricketts, Jr.(2)	25,500	*
Eugene I. Zuriff 145 Central Park West New York, NY 10023	3,500	*
Third Avenue Management LLC(9) 622 Third Avenue New York, NY 10017	736,375	7.2%
Barclays Global Investors, N.A.(10) 45 Fremont Avenue San Francisco, CA 94105	524,082	5.1%
ROCA Real Estate Securities Fund, Inc.(11) 3501 Jamboree Road, Suite 500 Newport Beach, CA 92660	563,235	5.5%
Directors and officers as a group (18 individuals)(12)	2,235,329	21.9%

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 10,225,479 shares of common stock outstanding on April 18, 2008.

(2)
Address is 60 Cutter Mill Road, Great Neck, NY 11021.

(3)
Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P. Messrs. Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors L.P.

(4)
Includes 319,309 shares of common stock owned directly, 950,859 shares of common stock owned by Gould Investors L.P. and 169,969 shares of common stock owned by entities and trusts over which Mr. Fredric H. Gould has sole or shared voting and dispositive power. Does not include 47,566 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Mr. Fredric H. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(5)
Includes 158,258 shares of common stock owned directly and 10,237 shares of common stock owned as custodian for minor children (as to which shares Mr. Jeffrey A. Gould disclaims any beneficial interest).

(6)
Includes 197,779 shares of common stock owned directly, 31,697 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and 950,859 shares of common stock owned by Gould Investors L.P. Does not include 3,552 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(7)
Includes 48,375 shares of common stock owned directly, 2,750 shares of common stock owned by Mr. Kalish's IRA and profit sharing trust, of which Mr. Kalish is the sole beneficiary, and 174,561 shares of common stock owned by pension trusts over which Mr. Kalish has shared voting and dispositive power. Does not include 416 shares of common stock owned by Mrs. Kalish, as to which shares Mr. Kalish disclaims any beneficial interest and Mrs. Kalish has sole voting and investment power.

(8)
Includes 5,953 shares of common stock owned directly and 300 shares of common stock owned as custodian for minor children and another child (as to which shares Mr. Lovejoy disclaims any beneficial interest).

(9)
Third Avenue Management LLC filed with the Securities and Exchange Commission a Schedule 13G/A, dated February 14, 2008, reflecting the beneficial ownership of 736,375 shares of common stock with respect to which it has sole power to vote 736,375 shares and sole power to dispose of 736,375 shares. The above information has been obtained from such Schedule 13G/A.

(10)
Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG jointly filed with the Securities and Exchange Commission a Schedule 13G, dated January 10, 2008, reflecting the beneficial ownership of 524,082 shares of common stock with respect to which they have sole power to vote 524,054 shares and sole power to dispose of 524,082 shares. The above information has been obtained from such Schedule 13G.

(11)
ROCA Real Estate Securities Fund, L.P., ROCA Advisors, L.P. and ROCA Advisors-GP, LLC jointly filed with the Securities and Exchange Commission a Schedule 13D/A, dated January 22, 2008, reflecting the beneficial ownership of 563,235 shares of common stock with respect to which they have sole power to vote 563,235 shares and sole power to dispose of 563,235 shares. The above information has been obtained from such Schedule 13D/A.

(12)
This total is qualified by notes (3) through (8).

ELECTION OF DIRECTORS

(Proposal 1)

        Pursuant to our by-laws, as amended, the number of directors was fixed at 10 by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, The classes are elected on a staggered basis. The terms of Charles Biederman and Patrick J. Callan, Jr. expire at the 2008 annual meeting. Each of them, along with James J. Burns, a current director, whose current term does not expire until our 2009 annual meeting, has been recommended to the board of directors by the nominating and corporate governance committee for election at the annual meeting and nominated by the board of directors to stand for election at the annual meeting, to hold office until our 2011 annual meeting and until his successor is elected and qualifies. Upon the recommendation of our nominating and corporate governance committee, our board of directors has recommended that Mr. Burns be nominated to serve a full three year term so that the classes of directors will be as equal in size as possible. Seven other individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.

        If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. Any director chosen by the board prior to the 2009 annual meeting of stockholders will hold office for a term expiring at the 2009 annual meeting of stockholders and until his successor is elected and qualifies.

        The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

Nominees for Election to serve until the 2011 Annual Meeting

        The following table sets forth certain information regarding the nominees for director:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Charles Biederman 74 Years	Director since June 1989; Chairman since January 1, 2008 of Universal Development Company, a commercial general contractor engaged in turnkey hotel, commercial and residential projects; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from November 1994 to December 2007; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1998 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999.
James J. Burns 68 Years
Director since June 2000; Vice Chairman from March 2006 to the present and Senior Vice President and Chief Financial Officer of Reis, Inc. and its predecessor, Wellsford Real Properties, Inc., from October 1999 to March 2006; Partner of Ernst & Young LLP, certified public accountants, and predecessor firms from January 1977 to September 1999; Director of Cedar Shopping Centers, Inc., a real estate investment trust engaged in the ownership, management and leasing of retail properties, since 2001.
Patrick J. Callan, Jr. 45 Years
Director since June 2002; President of our company since January 2006 and Chief Executive Officer since January 2008; Senior Vice President of First Washington Realty, Inc. from March 2004 to November 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CHARLES BIEDERMAN, JAMES J. BURNS AND PATRICK J. CALLAN, JR., AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF CHARLES BIEDERMAN, JAMES J. BURNS AND PATRICK J. CALLAN, JR., UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

        The following table sets forth information regarding directors whose terms of office will continue after the annual meeting:

Directors to continue in office until the 2009 Annual Meeting

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. DeLuca 62 Years	Director since June 2004; Principal of MHD Capital Partners, LLC, an entity engaged in real estate investing and consulting since March 2006; Principal and sole shareholder of Joseph A. DeLuca, Inc., a company engaged in real estate capital and investment consulting since September 1998, including serving as Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Executive Vice President and head of Real Estate Finance at Chemical Bank from September 1990 until its merger with the Chase Manhattan Bank in 1996 and Managing Director and Group Head of the Chase Real Estate Finance Group of the Chase Manhattan Bank from the merger to April 1998.
Fredric H. Gould 72 Years
Chairman of the Board of our company since June 1989, Chief Executive Officer from December 1999 to December 2001 and from July 2005 to December 2007; Chairman of Georgetown Partners, Inc. since December 1997; Chairman of the Board of BRT Realty Trust since 1984 and President of REIT Management Corp. since 1986; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, since 1998. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.
Eugene I. Zuriff 68 Years
Director since December 2005; Vice Chairman of PBS Real Estate LLC, real estate brokers, since March 2008; President of The Smith & Wollensky Restaurant Group, Inc., developer, owner and operator of a diversified portfolio of white tablecloth restaurants in the United States, from May 2004 to October 2007; consultant to The Smith & Wollensky Restaurant Group, Inc., from February 1997 to May 2004 and a Director of The Smith & Wollensky Restaurant Group, Inc., from 1997 to October 2007; Director of Doral Federal Savings Bank from 2001 to July 2007 and Chairman of the Audit Committee from 2001 to July 2003.

Directors to continue in office until the 2010 Annual Meeting

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. Amato 72 Years	Director since June 1989; Real estate developer; Managing partner of the Kent Companies, an owner, manager and developer of income producing real estate since 1970.
Jeffrey A. Gould 42 Years
Director since December 1999; Vice President of our company from 1989 to December 1999 and a Senior Vice President since December 1999; President and Chief Executive Officer of BRT Realty Trust, a mortgage real estate investment trust, since January 2002; President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 2001; Trustee of BRT Realty Trust since 1997; Senior Vice President of Georgetown Partners, Inc., Managing General Partner of Gould Investors L.P., a limited partnership engaged in real estate ownership, since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould.
Matthew J. Gould 48 Years
Director since December 1999; President and Chief Executive Officer of our company from June 1989 to December 1999 and a Senior Vice President since December 1999; President of Georgetown Partners, Inc. since 1996; Senior Vice President of BRT Realty Trust since 1993, Trustee since June 2004 and from March 2001 to March 2004; Vice President of REIT Management Corp., adviser to BRT Realty Trust, since 1986. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould.
J. Robert Lovejoy 63 Years
Director since 2004; Managing director of Groton Partners, LLC, merchant bankers, since January 2006; Senior managing director of Ripplewood Holdings, LLC, a private equity investment firm, from January 2000 to December 2005; a managing director of Lazard Freres & Co. LLC and a general partner of Lazard's predecessor partnership for over 15 years prior to January 2000; Director of Orient-Express Hotels Ltd. since 2000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

General

        The audit committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        We are not required to have our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

        The affirmative vote of the holders of a majority of outstanding shares of common stock present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

Audit and Other Fees

        The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2007	Fiscal 2006
Audit fees(1)	$330,000	$324,500
Audit-related fees(2)	58,200	50,500
Tax fees(3)	8,600	8,000

Total fees	$396,800	$383,000

    (1)
    Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. In each of the years ended December 31, 2007 and 2006, the audit fees include $105,000 for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Audit-related fees include fees for audits performed for significant property acquisitions and dispositions required by the rules and regulations of the Securities and Exchange Commission and fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

    (3)
    Tax fees consist of fees for tax advice, tax compliance and tax planning.

        The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved by the audit committee. The audit committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2007.

Approval Process

        Annually, the audit committee reviews and approves the audit scope concerning the audit of our consolidated financial statements for that year, including the proposed audit fee associated with the audit and services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee may, at the time it approves the audit scope or subsequently thereafter, approve the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the audit committee must receive the approval of the audit committee.

        Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for audit committee members and has determined that each member of the audit committee is independent.

        The audit committee is appointed by the board of directors to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The audit committee met on five occasions in 2007. In performing its functions, the audit committee met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on the company's behalf. The audit committee discussed with the independent registered public accounting firm and the accounting firm performing the internal control audit function, the overall scope and plans for their respective activities.

        Management represented to the audit committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the year end consolidated financial statements with management and the independent registered public accounting firm. The audit committee also discussed our internal control procedures and their evaluation of our internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The audit committee also reviewed with management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company's filings with the Securities and Exchange Commission. The audit committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission and reviewed each quarterly earnings press release prior to public release. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

        The audit committee discussed with the independent registered public accounting firm, the registered public accounting firm's independence from us and management, and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the audit committee reviewed and approved the independent registered public accounting firm's fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence and concluded that it was compatible.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company's financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the audited financial statements for the year ended December 31, 2007 be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

        The audit committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2008 after reviewing the firm's performance, estimated fees for 2008 and independence from us and management.

Charles Biederman (Chairman) James J. Burns Joseph A. DeLuca

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes our compensation objectives, policies and decisions as applied to our executive officers in 2007. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis, but also describes our historic compensation structure for our officers to enhance an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of officers employed by us on a full-time basis to our board of directors for its approval, and approves the annual fees (including the annual compensation of the chairman of our board) paid by us pursuant to a compensation and services agreement to Majestic Property Management Corp., an affiliated entity, which results in the payment by Majestic of compensation to our part-time officers including Messrs. Fredric H. Gould, Matthew J. Gould and David W. Kalish. Majestic is wholly-owned by Fredric H. Gould, the chairman of our board.

        In 2007 (and historically), we have had two categories of officers: (i) officers who devote their full business time to our affairs, and (ii) officers who devote their business time to us on a part-time basis. The officers who devote their full business time to our affairs are compensated directly and solely by us. Prior to 2007, the basic compensation (base salary, bonus, if any, and perquisites) of certain of our part-time officers, who perform primarily legal and accounting services on our behalf, was allocated to us and other affiliated entities pursuant to a shared services agreement and certain officers (including our chief financial officer) received compensation from fees paid by us to Majestic for services performed on our behalf. Also prior to 2007, certain part-time officers, who perform services for us (in areas such as long-term planning, acquisitions and dispositions, and banking relationships), did not allocate any of their business time to us or receive or allocate any basic compensation to us, but received compensation from fees paid by us to Majestic. The chairman of our board is included in the latter category of part-time executives and although he did not allocate any of his business time to us under the shared services agreement or receive any basic compensation from us, he has been paid compensation by us for serving as our chairman and has received compensation from fees paid by us to Majestic. All of our part-time officers and other employees of affiliated companies who perform services for us on a part-time basis receive annual restricted stock awards approved by the compensation committee and the board of directors.

        In 2006, in connection with a review of our allocation methods and our related party transactions with affiliated entities, our audit committee recommended to our compensation committee and board of directors a change in the manner in which compensation is paid to those officers (and employees) who perform services for us on a part-time basis, including legal and accounting services, as well as a change in the manner in which any affiliated entity, primarily Majestic, is compensated for services performed on our behalf. The services provided by Majestic include billing and collection of rent and additional rent and property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. The audit committee recommended these changes because in its view, the changes would simplify the compensation structure, limit the need for the audit committee, the internal auditor and the independent auditor to review the allocations and limit potential conflict issues which may arise as a result of related party transactions. The audit committee, the compensation committee and the board of directors were of the opinion that it was desirable for us to maintain the services of those officers who perform services for us on a part-time basis, as well as the services of Majestic, which performs necessary services on our behalf.

        Under the terms of the agreement, which was effective January 1, 2007, Majestic assumed our obligations to make payments under the shared services agreement and agreed to provide to us the services of all executive, administrative, legal, accounting and clerical personnel that had previously been utilized by us on a part-time basis and for which we paid, as reimbursement, an allocated portion of the payroll expenses of such personnel in accordance with the shared services agreement. Since Majestic now provides such personnel for us, we no longer incur any allocated payroll expenses. Under the terms of the agreement, Majestic also agreed to continue to provide to us the property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services that it provided to us in the past and we, therefore, do not incur any fees or expenses for such services, except for the annual fee referred to below. As consideration for providing the services of such personnel to us, and for providing property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services, we agreed to pay to Majestic a fee of $2,125,000 for 2007. Majestic may earn a profit from payments under the agreement. Majestic credits against the fee due to it any management or other fees received by it from any of our joint ventures (except for fees paid by the tenant-in-common on a property located in Los Angeles, CA). In addition, under the agreement, we agreed to pay compensation to the chairman of our board (who also served as our chief executive officer through December 31, 2007) of $250,000 per annum and to make an additional payment to Majestic of $175,000 in 2007 for our share of all direct office expenses, including rent, telephone, computer services, internet usage, etc., previously allocated under the shared services agreement. The annual payments made by us to Majestic are to be reviewed and renegotiated by us and Majestic annually and at other times as may be determined by our audit committee.

        For the year ended December 31, 2007, our named executive officers are Patrick J. Callan, Jr., president (and chief executive officer effective January 1, 2008) and Lawrence G. Ricketts, Jr., executive vice president (and chief operating officer effective January 1, 2008), both of whom devote full time to our affairs, and Fredric H. Gould, chairman of our board (chief executive officer through December 31, 2007), David W. Kalish, senior vice president and chief financial officer, and Matthew J. Gould, a senior vice president, who devote time to our affairs on a part-time basis.

Objectives of our Compensation Program

        The overriding objective of our compensation program for full-time officers is to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The compensation committee believes that relying on this principal will permit us to both retain and motivate our officers. With respect to our part-time officers, the compensation committee must be satisfied that such officers provide us with sufficient time and attention to fully meet our needs and fully perform their duties on our behalf. The compensation committee has considered this issue and is of the opinion that our part-time officers devote sufficient time and attention to our business needs, are able to fully meet our needs and that this arrangement does not adversely affect their ability to perform their duties effectively on our behalf. The compensation committee is of the opinion that our part-time officers perform valuable services on our behalf, are not distracted by their activities on behalf of affiliated entities and the performance of activities on behalf of affiliated entities does not adversely affect their ability to perform duties on our behalf. The compensation committee is also of the opinion that utilizing the services of various senior officers with diverse skills on a part-time basis enables us to benefit from a greater degree of executive experience and competence than an organization of our size could otherwise afford.

        We have historically experienced an extremely low level of officer and employee turnover. Messrs. Fredric H. Gould, Matthew J. Gould and David W. Kalish each has been an officer with us for over 17 years and Mr. Lawrence G. Ricketts, Jr. has been employed by us for approximately 9 years. Mr. Patrick J. Callan, Jr. has been a member of our board of directors for six years and has been our president for in excess of two years.

Compensation Setting Process

  Full-time Officers

        Our compensation committee reviews the compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REITs to their officers to assist us in providing a fair, reasonable and competitive compensation package to our full-time officers. Although there are many REITs engaged in acquiring and managing real estate portfolios, there are few equity REITs which have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although helpful, does not provide information which is directly applicable to us. Accordingly, we determine compensation for our full-time officers, including our full-time named executive officers, on a case-by-case basis. We do not utilize performance targets.

        In determining compensation for 2006 and 2007, the recommendations of Mr. Fredric H. Gould, chairman of our board, who was also our chief executive officer during these two years, played a significant role in the compensation-setting process since, as the chairman of the board and chief executive officer, he was aware of each officer's duties and responsibilities and was most qualified to assess the level of each officer's performance. The chairman of our board, prior to making recommendations to the compensation committee concerning each full-time officer's compensation, consulted with other senior officers. During the process, they considered our overall performance for the immediately preceding fiscal year, including without limitation, property acquisitions and dispositions, funds from operations, net income and cash distributions paid to stockholders. None of these measures of performance was given more weight than any other and they were used to provide an overall view of our performance for the preceding year. The chairman of the board and chief executive officer and other senior officers also assessed each individual's performance in such year, which assessment was highly subjective. Positively impacting the compensation decisions with respect to our full-time named executive officers for 2007 was the recognition of certain corporate accomplishments in 2006, including the acquisition of 22 properties for an aggregate consideration of $111,872,000 and the sale by two 50% owned joint ventures of nine movie theater properties at a gain of $53,816,000, of which $26,908,000 was allocated to us. During this process, the chairman of our board proposed to the compensation committee with respect to each full-time named executive officer, a base salary for the 2007 calendar year, a bonus applicable to the 2006 calendar year and the number of shares of restricted stock to be awarded to each individual full-time named executive officer. At its annual compensation committee meeting held in December of each year, the compensation committee reviewed these recommendations. The compensation committee had discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to all officers was reported to the board of directors, which approved the action of the committee.

  Part-Time Officers

        We believe that utilizing part-time officers pursuant to the shared services agreement and, since January 1, 2007, pursuant to the compensation and services agreement, enables us to benefit from access to, and the services of, a group of senior officers with experience and knowledge in real estate ownership, operations and management and finance, legal, accounting and tax matters that an organization our size could not otherwise afford. Our chairman, in consultation with certain of our part-time senior officers, determines the total annual base compensation, bonus, if any, and perquisites to be paid by all parties to the shared services agreement to our part-time officers.

        Pursuant to the compensation and services agreement, Majestic assumed our obligations under the shared services agreement, and agreed to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we previously used on a part-time basis.

For 2007, the portion of our part-time officers' compensation which was allocated to us in prior years pursuant to the shared services agreement and would have been allocated to us in 2007 if the compensation and services agreement was not in effect, was paid by Majestic. The compensation and services agreement was negotiated by our audit committee, approved by our compensation committee and our board of directors in December 2006, and effective as of January 1, 2007. For 2006 compensation, the audit committee reviewed the amount of compensation of part-time officers allocated to us to determine if the allocation process was performed in accordance with the shared services agreement, and the compensation committee reviewed the reasonableness of the compensation allocated to us. For 2006, the audit committee determined that each part-time officer's compensation was properly allocated to us in accordance with the shared services agreement, and the compensation committee determined that each part-time officer's compensation allocated to us was reasonable. The compensation committee was advised of the total compensation received by each part-time officer from Majestic in 2007.

  Compensation Consultant

        In November 2006, our compensation committee engaged an independent compensation consultant, Independent Compensation Committee Adviser, LLC. The purpose of the engagement was for the compensation consultant to assist the compensation committee in assessing the relative range of competitive practices for base salaries, annual bonuses, total annual compensation, and potential equity/long-term incentive compensation for the chairman of the board and six other of our officers, including our two full-time named executive officers. The compensation committee received an initial draft of the compensation consultant's report on or about March 2, 2007 and the final report on or about March 26, 2007.

        In performing its analysis, the compensation consultant reviewed compensation data from two surveys: the 2006 NAREIT Compensation and Benefits Survey Report and the 2005/2006 Watson Wyatt ECS Top Management Survey. The 2006 NAREIT Compensation and Benefits Survey Report focused on 95 real estate investment trusts and real estate operating companies with market capitalization from under $1 billion to over $6 billion. The 2005/2006 Watson Wyatt ECS Top Management Survey reported data on approximately 2,400 companies across general industry, with market capitalizations from less than $100 million to over $5 billion.

        The compensation consultant also reviewed compensation data from a peer group of fourteen public companies selected by the compensation consultant, after reviewing the peer group with our management. The independent consultant determined that the selected peer group companies were most comparable with us in size, lines of business or business models. The compensation consultant noted that finding appropriately sized publicly traded companies whose lines of business and business models match up with ours was difficult. The peer group companies selected were Agree Realty Corp., Alesco Financial Inc., American Mortgage Acceptance Co., Arbor Realty Trust, BRT Realty Trust (which is an affiliate of ours), Capital Lease Funding Inc., Consolidated Tomoka Land Co., Dynex Capital Inc., Gramercy Capital Corp., LTC Properties Inc., Monmouth Real Estate Investment Trust, Mortgageit Holdings Inc., Northstar Realty and Winston Hotels Inc. The consultant advised the compensation committee that competitive compensation data in and of itself is not sufficient for evaluating appropriate compensation for senior officers and that only the compensation committee and the board of directors are in a position to evaluate properly where within the market each of the officers should be paid.

        Based on its own examination and analysis, considering the report of the compensation consultant and the recommendations of the chairman of our board and chief executive officer, the compensation committee concluded that the compensation (base salary, bonus and restricted stock award) to be paid in 2007 to Patrick J. Callan, Jr., our president, and to Lawrence G. Ricketts, Jr., our executive vice president, was fair, reasonable and competitive taking into consideration our performance and their individual performance. The compensation committee also determined that the fee negotiated by our audit committee and paid by us to Majestic pursuant to the compensation and services agreement in 2007 was reasonable. Additionally, the compensation committee determined that since the fee paid to Majestic was approved by the compensation committee and the board of directors, any compensation paid by Majestic to our part-time officers for services rendered to us, including base salary, bonus, consulting fees and/or benefits, is not a matter to be examined by the compensation committee, as long as the compensation committee determines that our part-time officers are satisfactorily performing their duties on our behalf. The compensation committee has determined that our part-time officers satisfactorily performed their duties on our behalf.

Components of Executive Compensation

  Full-time Officers

        The principal elements of our compensation program for our full-time officers are:

  •
  base salary;

  •
  annual bonus;

  •
  long-term equity incentive in the form of restricted stock; and

  •
  special benefits and perquisites.

        The special benefits and perquisites which were provided to our full-time officers consist of:

  •
  additional disability insurance;

  •
  an automobile allowance; and

  •
  automobile maintenance and repairs.

        Base salary and annual bonus are cash-based while long-term incentives consist of restricted stock awards. In determining compensation, the compensation committee does not have a specific allocation goal between cash and equity-based compensation.

  Part-time Officers

        Except for the $250,000 annual compensation we paid to the chairman of our board pursuant to the compensation and services agreement, in 2007 the only form of direct compensation we provide to our part-time officers is the granting of long-term equity incentives in the form of restricted stock awards. For services rendered to us, our part-time officers are compensated by Majestic, which was paid a fee of $2,294,000 (including $6,000 by one of our joint venture partners and $175,000 for our share of direct office expenses) in 2007 pursuant to the compensation and services agreement. The compensation committee was advised of the total compensation received by each part-time officer in 2007 from Majestic.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an officer performs and provides each officer with a guaranteed monthly income.

        Full-time Officers:    Base salaries of full-time officers are targeted to be competitive with the salaries paid to officers at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not based upon a structured formula and is based upon, among other considerations (i) our performance in the preceding fiscal year (acquisitions, dispositions, funds from operations, rental revenues, net income and cash distributions paid to stockholders), (ii) such officer's current base salary, (iii) amounts paid by peer group companies for officers performing substantially similar functions, (iv) years of service, (v) current job responsibilities, (vi) the individual's performance and (vii) the recommendation of the chairman of the board.

        Part-time Officers:    The portion of our part-time officers' base salary, which would have been allocated to us in 2007 pursuant to the shared services agreement, has been assumed by Majestic pursuant to the compensation and services agreement and is paid by Majestic. Since the fee paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the base salaries of our part-time officers.

  Bonus

        Full-time Officers:    We provide the opportunity for our full-time officers to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. In view of the fact that only two of our named executive officers devote their full-time to our affairs, annual cash bonuses for such named executive officers are determined on a case-by-case basis by our compensation committee. Once it has approved the annual bonus to be paid to each named executive officer, the compensation committee presents its recommendations to the board of directors for their approval. Based on our present structure and the small number of full-time officers, our compensation committee has not adopted formulas or performance goals to determine cash bonuses for our officers.

        Part-time Officers:    The portion of our part-time officers' annual bonus, if any, which would have been allocated to us in 2007 pursuant to the shared services agreement, has been asssumed by Majestic pursuant to the compensation and services agreement. Since the fee paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the bonus, if any, paid to part-time officers.

  Long-term Equity Awards

        We provide the opportunity for our full-time and part-time officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee reviews long-term equity incentives for all our employees, including part-time officers and employees of affiliates who perform services for us, at its regularly scheduled meeting in December and makes recommendations to our board of directors for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers all relevant factors, including our performance and individual performance. Existing ownership levels are not a factor in award determinations. All equity awards are granted under our stockholder approved One Liberty Properties, Inc. 2003 Incentive Plan.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. Prior to 2003, we awarded stock options rather than restricted stock, but in 2003 a determination was made to grant only restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value and, because fewer shares are normally awarded, it is potentially less dilutive. Additionally, before vesting, cash dividends to stockholders are paid on all outstanding awards of restricted stock as an additional element of compensation.

        All the restricted stock awards made to date contain a five-year "cliff" vesting requirement. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive and better align the interests of our officers with those of our stockholders. We view our capital stock as a valuable asset that should be awarded judiciously. For that reason, it is our policy that the aggregate equity incentives granted each year to our officers, employees, directors and consultants should not exceed 1% of our issued and outstanding shares of common stock.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information. In December, our board of directors, upon the compensation committee's recommendation, generally approves the granting of equity awards effective on or about the last business day in February of the following year. In December 2006, the board of directors, upon the compensation committee's recommendation, set the grant date for our restricted stock incentive awards effective on February 28, 2007.

        The amount of restricted stock recommended by the compensation committee for approval by the board of directors in December 2006 was related to the number of our common shares issued and outstanding at the time the awards were approved by our compensation committee. The aggregate restricted stock authorized in December 2006 and awarded by us in February 2007, 51,225 shares, was approximately .5% of our issued and outstanding shares of common stock.

Chairman of the Board's Compensation

        The compensation and services agreement, which was approved by our audit committee and board of directors in 2007, provides that we pay Fredric H. Gould, the chairman of our board, annual compensation for his services to us. Our chairman does not receive any additional direct compensation from us, other than any long-term equity awards granted to him by our board of directors based upon our compensation committee's recommendation. Our chairman also receives compensation from Majestic. In 2007, we paid our chairman compensation of $250,000 and granted 3,000 shares of restricted stock to him valued at $73,500 ($24.50 per share) on the date of the grant. In 2007, our chairman also received compensation of $445,000 from Majestic.

Executive Benefits and Perquisites

        Full-time Officers:    We provide our full-time officers with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies that we might compete with for talent. We review our benefits and perquisites program periodically to ensure it remains fair to our officers and employees and supportable to our stockholders. For 2007, the benefits and perquisites we provided to our officers were a small percentage of the compensation provided by us to them. The benefits and perquisites we provided to our full-time officers, in addition to the benefits and perquisites we provide to all our full time employees, consisted of an automobile allowance, payments for automobile maintenance and repairs, and payment of the premium for additional disability insurance.

        Part-time Officers:    Our chairman of the board, in consultation with certain part-time senior officers, determines the perquisites of our part-time officers. The portion of our part-time officers' perquisites, which was previously allocated to us pursuant to the shared services agreement, is paid, effective as of January 1, 2007, by Majestic in accordance with the compensation and services agreement. Since the fee we paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the perquisites of our part-time officers.

Severance and Change of Control Agreements

        Neither our officers nor our employees have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of directors.

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control protection to our officers, directors or employees. Under the terms of each restricted stock awards agreement, accelerated vesting occurs with respect to each person who has been awarded restricted stock if (i) any person, corporation or other entity purchases our stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of directors, other than in a transaction approved by our board of directors.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain non-cash compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2007, all compensation paid to our full-time officers was deductible by us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, the following base salaries and bonuses were approved as follows for our full-time named executive officers:

Name	2006 Base Salary ($)(1)	2007 Base Salary ($)(1)	Percentage % Salary Increase	2006 Bonus ($)(2)		2007 Bonus ($)(2)	Percentage % Bonus Increase (Decrease)

Patrick J. Callan, Jr.	350,000	375,000	7.1	175,000		200,000	14.3

Lawrence G. Ricketts, Jr.	180,000	205,000	13.9	90,000	(3)	25,000	(72.2)

(1)
The compensation committee and board of directors determined 2006 base salary in December 2005 and 2007 base salary in December 2006.

(2)
With respect to Mr. Callan, his 2006 bonus was determined by the compensation committee and board of directors in December 2005 and paid in 2006, and his 2007 bonus was determined by the compensation committee and board of directors in December 2006 and paid in 2007. Mr. Ricketts' 2006 bonus was determined as follows: $40,000 was determined in December 2005 and paid in 2006 and $50,000 (see footnote #3 below) was determined and accrued on the books of our joint ventures in December 2006 and paid by the joint ventures in 2007. With respect to Mr. Ricketts' 2007 bonus, it was determined in December 2006 and paid in 2007.

(3)
Mr. Ricketts' 2006 bonus includes a $50,000 bonus paid by two of our joint ventures (we are a 50% member in each) for extraordinary services in connection with the sale of the joint ventures' movie theater portfolio in 2006. Our share of the $50,000 bonus paid by our joint ventures to Mr. Ricketts was $25,000.

        In 2007, the increase in base salary for Messrs. Callan and Ricketts and the increase in Mr. Callan's bonus were due in part to increases in our rental income (22.5%), net income (71.2%) and cash distributions to stockholders (2%) in 2006 compared to 2005. These increases were also due to each of Messrs. Callan's and Rickett's individual performance in 2006 including, among other things, their participation in the acquisition by us of 22 properties in 2006, the disposition of one property by us in 2006 at a gain of $3,660,000, and the sale by two of our joint ventures of their movie theater portfolio at a gain of $53,816,000 (of which $26,908,000 was our share). The decrease in the bonus of Mr. Ricketts in 2007 was primarily due to two reasons: (i) Mr. Ricketts received a "special" bonus of $50,000 in 2006 from our two movie theater joint ventures for extraordinary services performed in connection with the sale by the joint ventures of their movie theater portfolio (ii) and the $40,000 bonus paid by us in 2006 was intended to provide Mr. Ricketts with a total compensation package in 2006 which was competitive with the compensation paid by other REITs to an officer performing substantially similar functions.

        In 2007, the base salary and bonus of Mr. Callan, our president (and chief executive officer as of January 1, 2008), is 150% greater than the base salary and bonus of Mr. Ricketts, our executive vice president (and chief operating officer as of January 1, 2008). We have not adopted a policy with regard to the relationship of compensation among our executive officers or other employees. The compensation committee has considered the differential in compensation between Messrs. Callan and Ricketts and, based upon their respective responsibilities and experience, concluded that the differential was appropriate.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year cliff vesting, provides motivation for our officers and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock and, therefore our policy is to minimize dilution by granting awards of less than 1% of our outstanding shares of common stock in each year. In 2007, we awarded an aggregate of 51,225 shares representing .5% of our issued and outstanding shares in 2007. In the past five years, we have awarded an aggregate of 204,075 shares of common stock, representing an average of .45% per annum of our outstanding shares of common stock. We believe the cumulative effect of the awards is not overly dilutive and has created significant incentive for our officers and employees.

        After reviewing the aggregate compensation received by our full-time named executive officers, our performance in 2006, and the performance and responsibilities of each named executive officer, and taking into account our policy of minimizing stockholder dilution and compensation costs by granting awards of less than 1% of our outstanding shares of common stock in each year, in 2007 we awarded 5,000 shares of restricted stock to Mr. Callan, 4,000 shares of restricted stock to Mr. Ricketts and 3,000 shares of restricted stock to each of Messrs. Fredric H. Gould, David W. Kalish and Matthew J. Gould.

        We intend to continue to award restricted stock as we believe (i) restricted stock awards align management's interests and goals with stockholders' interests and goals and (ii) officers and employees are more desirous of participating in a restricted stock award program and, therefore, it is an excellent motivator and employee retention tool.

  Equity Compensation Policies

        We do not have any policy regarding ownership requirements for officers or directors. In view of the fact that all of our officers and directors own our shares of common stock (and many of our officers hold a significant number of shares of our common stock), we do not believe there is a need to adopt of a policy regarding ownership of shares of our common stock by our officers and directors.

  Perquisites

        The perquisites we provide to our full-time officers account for a small percentage of the compensation paid by us to these officers. We believe that such perquisites are competitive and appropriate.

  Severance and Change of Control Agreements

        We do not enter into employment agreements, severance agreements or change of control agreements with any of our officers or employees as we believe such agreements are not beneficial to us and that we can provide sufficient motivation to officers by using other types of compensation.

  Potential Payments upon Termination of Employment or Change of Control

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any severance, termination or change of control payment or protection to our officers, directors or employees. Accordingly, upon a change of control, the restricted stock issued to our officers, directors, employees and consultants would automatically vest—this is the only automatic compensation benefit our officers would receive in a change of control transaction. In the event that a change of control occurred as of December 31, 2007, the restricted stock held by our named executives officers would have automatically vested and the value of each such officer's restricted stock, based upon the closing price of our stock on December 31, 2007, would have been as follows:

Name	Number of Shares of Unvested Restricted Stock Held as of December 31, 2007	Value of Outstanding Shares of Unvested Restricted Stock Upon a Change of Control at December 31, 2007($)(1)

Patrick J. Callan, Jr.	12,750	234,218

Fredric H. Gould	14,325	263,150

David W. Kalish	14,325	263,150

Lawrence G. Ricketts, Jr.	11,500	211,255

Matthew J. Gould	14,325	263,150

(1)
The closing price on the New York Stock Exchange for a share of our common stock on December 31, 2007 was $18.37.

COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION

        The compensation committee of the board of directors has reviewed and discussed the Management and Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussions, the compensation committee has recommended to the board of directors, that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Eugene Zuriff (Chairman) J. Robert Lovejoy Charles Biederman

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($) (1)	All Other Compensation ($)(2)(3)	Total ($)
Patrick J. Callan, Jr., President and Chief Executive Officer(4)	2007 2006	375,000 350,000	200,000 175,000		51,616 27,756	85,384(5) 61,213(5)	712,000 613,969
Fredric H. Gould, Chairman of the Board(6)	2007 2006	250,000 50,000	— —		56,531 42,215	475,059(7) 651,711(7)	781,590 743,926
David W. Kalish, Senior Vice President and Chief Financial Officer(8)	2007 2006	— 111,742	— —		56,531 42,215	173,710(9) 281,216(9)	230,241 435,173
Lawrence G. Ricketts, Jr., Executive Vice President and Chief Operating Officer(4)	2007 2006	205,000 180,000	25,000 90,000	(10)	46,281 27,193	67,411(10) 49,587(10)	343,692 346,780
Matthew J. Gould, Senior Vice President(11)	2007 2006	— —	— —		56,531 42,215	319,737(12) 414,835(12)	376,268 457,050
(1)
Represents the dollar amounts expensed for financial reporting purposes for the years ended December 31, 2007 and 2006 in accordance with SFAS 123(R). See Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of restricted stock awards.

(2)
We maintain a tax qualified defined contribution plan for our full-time officers and employees. We make an annual contribution to the plan for our full-time officers and employees equal to 15% of such person's annual earnings, not to exceed $33,750 in 2007 and $33,000 in 2006. The entities which are subject to the shared services agreement maintain substantially similar defined contribution plans and make annual contributions to their respective plans for officers and employees equal to 15% of such person's annual earnings, not to exceed $33,750 in 2007 and $33,000 in 2006. With respect to Messrs. Callan and Ricketts, the amount set forth in the "All Other Compensation" column includes annual contributions made on their behalf in 2007 and 2006 to the defined contribution plan. With respect to Mr. Kalish, the "All Other Compensation" column for 2006 includes the amount allocated to us for the contribution, in the maximum amount, made on his behalf by one of the parties to the shared services agreement to its defined contribution plan. With respect to Messrs. Fredric H. Gould and Matthew J. Gould for 2007 and 2006 and to Mr. Kalish for 2007, no amount was contributed for their benefit under our defined contribution plan and no amount was allocated to us for contributions made to the defined contribution plan of any affiliated entity. See "Certain Relationships and Related Transactions."

(3)
Majestic Property Management Corp. provided services to us in 2007 and 2006. See "Certain Relationships and Related Transactions." Majestic also provides services to other affiliated entities and to non-affiliated entities. We accounted for approximately 40% and 34%, respectively, of Majestic's revenues in 2007 and 2006. Neither we nor Majestic can estimate with any certainty the percentage of 2007 and 2006 net income of Majestic which resulted from its activities on our behalf. Accordingly, we have included in the "All Other Compensation" column for Messrs. Fredric H. Gould, David W. Kalish and Matthew J. Gould 100% of the compensation each received from Majestic in 2007 and 2006, even though the amount attributable to their activities on our behalf would be less than is set forth in the "All Other Compensation" column.

(4)
All compensation received by Messrs. Callan and Ricketts is paid solely and directly by us.

(5)
Includes $33,750 and $33,000, our contribution on Mr. Callan's behalf in 2007 and 2006, respectively, to our defined contribution plan, and dividends of $26,903 and $10,463 paid to Mr. Callan in 2007 and 2006, respectively, on restricted stock awarded to him. Also includes perquisites totaling $24,731 and $17,750, of which $18,806 and $15,775 represents an automobile allowance and automobile maintenance and repairs in 2007 and 2006, respectively, and $5,925 and $1,975 represents the premium paid by us for additional disability insurance in 2007 and 2006, respectively.

(6)
Pursuant to the compensation and services agreement, we paid directly to Mr. Fredric H. Gould in 2007 compensation of $250,000. In 2006, compensation of $50,000 was paid to him. We did not pay, nor were we allocated, any portion of his base salary, bonus, defined contribution plan contributions or perquisites in 2007 or 2006.

(7)
Includes dividends of $30,226 and $15,289 paid to Mr. Fredric H. Gould in 2007 and 2006, respectively, on restricted stock awarded to him, and compensation of $444,833 and $636,422 paid to him in 2007 and 2006 respectively, by Majestic, which received fees from us and our joint ventures for services performed in 2007 and 2006. See "Certain Relationships and Related Transactions."

(8)
In 2006, pursuant to the shared services agreement, a portion of Mr. Kalish's base salary, bonus, defined contribution plan contribution and perquisites was allocated to us under the shared services agreement. Pursuant to the compensation and services agreement, which became effective as of January 1, 2007, Majestic assumed our obligation to pay our portion of Mr. Kalish's compensation (other than restricted stock awards) under the shared services agreement.

(9)
Includes dividends of $30,226 and $15,289 paid to Mr. Kalish in 2007 and 2006, respectively, on restricted stock awarded to him in previous years, and compensation of $143,484 and $253,080 paid to him in 2007 and 2006, respectively, by Majestic. Also includes in 2006 perquisites of $9,098, representing an allocation pursuant to the shared services agreement of a contribution to the defined contribution plan of one of the parties to the shared services agreement, an allocation incurred for additional disability and long-term care insurance and an automobile allowance and automobile maintenance and repairs.

(10)
The 2006 bonus includes a $50,000 bonus paid to Mr. Ricketts by two joint ventures in which we are a 50% member. Our share of the $50,000 bonus was $25,000. The amount set forth in the "All Other Compensation" column for Mr. Ricketts includes our contribution on Mr. Rickett's behalf of $33,750 and $33,000 in 2007 and 2006, respectively, to our defined contribution plan, dividends of $24,265 and $10,125 in 2007 and 2006, respectively, paid to Mr. Ricketts on restricted stock awarded to him in previous years, and perquisites of $9,396 and $6,462 in 2007 and 2006, respectively, representing an automobile allowance.

(11)
We did not pay, nor were we allocated, any portion of Mr. Matthew J. Gould's base salary, bonus, defined contribution plan payments or perquisites in 2007 and 2006.

(12)
Includes dividends of $30,226 and $15,289 paid to Mr. Matthew Gould in 2007 and 2006, respectively, on restricted stock awarded to him and compensation of $289,511 and $399,546 paid to him in 2007 and 2006, respectively, by Majestic. See "Certain Relationships and Related Transactions."

Grant of Plan-Based Awards During 2007

			Estimated Future Payouts Under Equity Incentive Plan Awards
		Committee Action Date				Grant Date Fair Value of Stock and Option Awards(2)($)
Name	Grant Date		Threshold (#)	Target(#) (1)	Maximum (#)
Patrick J. Callan, Jr.(1)	2/28/07	12/12/06	—	5,000	—	122,500
Fredric H. Gould(2)	2/28/07	12/12/06	—	3,000	—	73,500
David W. Kalish	2/28/07	12/12/06	—	3,000	—	73,500
Lawrence G. Ricketts, Jr.	2/28/07	12/12/06	—	4,000	—	98,000
Matthew J. Gould	2/28/07	12/12/06	—	3,000	—	73,500
(1)
This column represents the grant in 2007 of restricted stock to each of our named executive officers. These shares of restricted stock were granted pursuant to agreements which provide for "cliff" vesting five years from the grant date.

(2)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for restricted stock awards in 2007. On the date the fair value was computed, the closing price on the New York Stock Exchange for a share of our common stock was $24.50. By contrast, the amount shown for restricted stock awards in the Summary Compensation Table is the amount expensed by us for financial statement purposes for awards granted in 2007 and prior years to the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick J. Callan, Jr.	12,750	234,218	—	—
Fredric H. Gould	14,325	263,150	—	—
David W. Kalish	14,325	263,150	—	—
Lawrence G. Ricketts, Jr.	11,500	211,255	—	—
Matthew J. Gould	14,325	263,150	—	—
(1)
Since 2003, we have only issued shares of restricted stock under our 2003 Incentive Plan. All shares of restricted stock issued by us vest five years from the date of grant. Such awards pay dividends on a current basis.

(2)
The closing price on the New York Stock Exchange on December 31, 2007 for a share of our common stock was $18.37.

None of the named executive officers hold any stock options and none were granted to any of the named executive officers during the year.

Option Exercises and Stock Vested

        None of the named executive officers had any stock options outstanding in 2007 and no shares of restricted stock held by any named executive officer vested in 2007.

Pension Benefits

        Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Messrs. Callan and Ricketts is included in the Summary Compensation Table. Since we were a party to the shared services agreement in 2006, the amount allocated to us pursuant to the shared services agreement for the amount contributed by one of the parties to the shared services agreement to its defined contribution plan for Mr. Kalish is included in the Summary Compensation Table. Pursuant to the compensation and services agreement, effective as of January 1, 2007, Majestic Property Management Corp. paid the defined contribution which would have been allocated to us for Mr. Kalish in 2007. In 2007 and 2006, we neither paid nor were allocated any contribution to a defined contribution plan for the benefit of Mr. Fredric H. Gould or Mr. Matthew J. Gould.

        We have adopted a tax qualified defined contribution pension plan covering all our full-time employees. The plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-director officers). Annual contributions are based on 15% of an employee's annual earnings (including any cash bonus), not to exceed $33,750 per employee in 2007. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is based on the amount of contributions and the results of the plan's investments. For the year ended December 31, 2007, $33,750 was contributed for the benefit of Mr. Callan, with two years of credited service and $33,750 was contributed for the benefit of Mr. Ricketts, with nine years of credited service. The aggregate amount accumulated to date for Messrs. Callan and Ricketts is approximately $66,000 and $191,000, respectively.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of directors, is chairman of the board of trustees of BRT Realty Trust, a REIT engaged in mortgage lending. He is also the chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 9.3% of our outstanding shares of common stock. Matthew J. Gould, a director and senior vice president of our company, is a senior vice president of BRT Realty Trust and president of the managing general partner of Gould Investors L.P. Jeffrey A. Gould, a director and senior vice president of our company, is president and chief executive officer of BRT Realty Trust and a senior vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould and Jeffrey A. Gould are brothers and the sons of Fredric H. Gould. In addition, David W. Kalish, Mark H. Lundy, Simeon Brinberg and Israel Rosenzweig, each of whom is an officer of our company, are officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Mark H. Lundy is Simeon Brinberg's son-in-law.

Related Party Transactions

        In 2006, in connection with a review of our allocation policy and procedures under a shared services agreement and our related party transactions with affiliated entities, our audit committee recommended to the compensation committee and our board of directors a change in the manner in which compensation is paid to our part-time officers and employees. The audit committee proposed and, after discussions with our part-time officers, our audit committee, compensation committee and board of directors authorized and approved a compensation and services agreement between us and Majestic Property Management Corp., which became effective as of January 1, 2007. Pursuant to the compensation and services agreement, we agreed to pay an annual fee to Majestic and annual compensation to the chairman of our board, and Majestic agreed to assume all of our obligations under a shared services agreement, and to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we had previously utilized on a part-time basis, as well as property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. In accordance with the compensation and services agreement, we paid a fee of $2,125,000 to Majestic in 2007 for the assumption of our obligations under the shared services agreement and the provision of the referenced services, of which $12,000 was paid by one of our joint ventures ($6,000 of this payment being attributable to us as a joint venture partner). In addition, in accordance with the compensation and services agreement, in 2007 we paid our chairman compensation of $250,000 and paid Majestic an additional $175,000 for our share of direct office expenses, such as rent, telephone, computer services, internet usage, etc. Majestic is wholly-owned by the chairman of our board and certain of our part-time officers, including our part-time named executive officers, are officers of, and receive compensation from, Majestic. The annual payments made by us to Majestic pursuant to the compensation and services agreement will be reviewed and renegotiated by our audit committee with our part-time officers annually and at other times as maybe determined by our audit committee. Any payments to Majestic are approved by our compensation committee and board of directors.

        The following table compares the amounts paid by us in 2007 under the compensation and services agreement and the expenses we paid in 2006 which would have been included in the payments made under the compensation and services agreement if it had been in effect in 2006:

	Years ended December 31,
	2007	2006
Compensation and services agreement	$2,288,000	$—
Chairman's compensation	250,000	50,000
Allocated expenses	—	1,317,000
Mortgage brokerage fees	—	100,000	(1)
Sales commissions	—	152,000	(2)
Management fees	—	15,000
Supervisory fees	—	41,000	(3)

	2,538,000	1,675,000
Fees paid by our joint ventures	6,000	691,000	(4)

Total fees	$2,544,000	$2,366,000

    (1)
    Deferred and written off over term of mortgage.

    (2)
    Reduced net sales proceeds.

    (3)
    Capitalized to improvement account.

    (4)
    Represents our 50% share of fees paid to Majestic by our joint ventures. The 2006 amount is primarily for sales commissions, which reduced the net sales proceeds from the dispositions of real estate of unconsolidated joint ventures.

        Of the $2,544,000 paid by us and our joint venture in 2007 under the compensation and services agreement, $175,000 represented a negotiated payment of our share of direct office expenses, such as rent, telephone, postage, computer services, internet usage, etc. Our full-time and part-time officers and employees occupy space in an office building owned by a subsidiary of Gould Investors L.P. The rent expense for this space is included in the $175,000 expenditure. We also leased under a direct lease with the subsidiary of Gould Investors L.P. approximately 1,200 square feet of additional space in the same office building at an annual rent of $42,000, which is competitive rent for comparable office space in the area in which the building is located.

        The amount paid by us and our joint venture to Majestic in 2007 pursuant to the compensation and services agreement represented approximately 40% of the revenues of Majestic in 2007. Majestic provides property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services for affiliated and non-affiliated entities. In 2007, the following officers of ours (some of whom are officers of Majestic) received compensation from Majestic as follows: Fredric H. Gould, $445,000; Matthew J. Gould, $290,000; David W. Kalish, $143,000; Jeffrey A. Gould, $261,000; Simeon Brinberg, $91,000; Mark H. Lundy, $215,000 and Israel Rosenzweig, $307,000. A portion of the compensation received by these individuals from Majestic, results from services performed and fees earned by Majestic from entities (both affiliated and non-affiliated) other than us. Fredric H. Gould, Matthew J. Gould, David W. Kalish, Jeffrey A. Gould, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig also received compensation in 2007 from other entities wholly-owned by Fredric H. Gould, all of which are parties to the shared services agreement and none of which provided services to us in 2007.

        Effective January 1, 2007, we, Gould Investors L.P., BRT Realty Trust and Fredric H. Gould (personally) purchased from Citation Share Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate property site inspections by our officers. We purchased 20% of the 6.25% of interest for $86,000 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs, which totaled $40,000 in 2007. The management agreement for the airplane with Citation Share Sales, Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acting as nominee for the purchasers, executed the purchase agreement and "management agreement." We are allotted our pro rata share of 250 hours of usage under the purchase agreement for the five years of the agreement. The airplane (or any substitute airplane used pursuant to the terms of the agreement) is used by us for business purposes only. All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties. At the conclusion of each year, the parties which purchased the fractional interest and pay a pro rata share of operating expenses, "true up" operating expenses, if any participant uses hours in excess of those allotted to it. The purchasers of the 6.25% fractional interest, as a group, have the right to reconvey the interest to the seller at any time, twelve months subsequent to the date that title to the aircraft was acquired, at a price equal to the fair market value of the interest, determined by negotiation and if the parties cannot agree on a price, then independent third party appraisals are to be performed.

  Policies and Procedures

        Any transaction with affiliated entities raises the potential that we may not receive terms as favorable as those that we would receive if the transactions were entered into with unaffiliated entities or that our officers might otherwise seek benefits for affiliated entities at our expense. Our code of business conduct and ethics, in the "Conflicts of Interest" section, provides that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by our audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated persons. The term "affiliated entities" is defined in the code as all parties to the shared services agreement and other entities in which officers and directors have an interest.

        If a related party transaction is entered into, our audit committee is advised of such transaction and reviews the facts of the transaction and either approves or disapproves the transaction. If a transaction relates to a member of our audit committee, such member will not participate in the audit committee's deliberations. If our audit committee approves or ratifies, as the case may be, a related party transaction, it will present the facts of the transaction to our board of directors and recommend that our board of directors approve or ratify such related party transaction. Our board of directors then reviews the transaction and a majority of our board of directors, including a majority of our independent directors, must approve/ratify or disapprove such related party transaction. If a transaction relates to a member of our board of directors, such member will not participate in the board's deliberations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors. Based on a review of information supplied to us by our executive officers, directors and 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to fiscal 2007 were met except that (i) a Form 4 reporting a July 27, 2007 transaction was filed late on August 14, 2007 by Matthew J. Gould and (ii) amended Form 4's were filed by Joseph A. Amato and Jeffrey A. Gould to correct filings otherwise made within the time period required by the rules of the SEC to reflect shares purchased under the dividend reinvestment plan that should have been reported in the original filing.

ADDITIONAL INFORMATION

        As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY	By order of the Board of Directors
April 29, 2008
Mark H. Lundy, Secretary

EXHIBIT A

ONE LIBERTY PROPERTIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

        I.    Purpose

        The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of One Liberty Properties, Inc. (the "Company"). The primary function of the Committee is to assist the Board in overseeing (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the independent auditors and the Company's internal audit function. In addition, the Committee will prepare the audit committee report required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Company's management, employees, independent auditors and the firm and/or the person(s) performing the internal audit function, as necessary to carry out these responsibilities.

        Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, which will be paid for by the Company.

        II.    Composition

        The Committee shall be comprised of three or more directors. The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee of the Board and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified.

        Each member of the Committee shall satisfy the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission, and be financially literate, as determined by the Board in its business judgment.

        At least one member of the Committee shall be a "financial expert," as determined by the Board in compliance with the Sarbanes-Oxley Act of 2002, the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, at least one member of the Committee shall be determined by the Board, in its business judgment, as having accounting or related financial management expertise. If the Board determines that a Committee member is a "financial expert," it may presume that such member has accounting or related financial management expertise. The designation of one or more members as a "financial expert" shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations, and liabilities of a member of the Committee or the Board.

        No director shall simultaneously serve on the audit committee of more than two other public companies, unless the Board has determined that such simultaneous service will not impair the ability of such director to effectively serve on the Committee and discloses such determination in the Company's annual proxy statement.

        Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        No consulting, advisory or compensatory fees shall be paid by or for the Company to any member of the Committee or to any entity with which he or she is affiliated, other than director and committee fees payable by the Company in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Company for their service on the Committee and for being Chairperson of the Committee.

        III.    Meeting.

        The Committee shall meet once every quarter, or more frequently if circumstances dictate, to discuss with management the annual or quarterly financial statements, as applicable. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any mutually convenient time that the independent auditors, the firm and/or person(s) performing the internal audit function or management believe communication to the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the Board, the independent auditors and the firm and/or person(s) performing the internal audit function in separate executive sessions to discuss any matter which the Committee or each of these groups believe should be discussed privately. Except for executive sessions of the Committee, minutes shall be kept of each meeting of the Committee.

        IV.    Committee Responsibilities and Duties

        The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILIITES:

  •
  To report Committee activities to the Board on a regular basis and make appropriate recommendations.

  •
  To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

  •
  To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Company's expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, director or employee of the Company, the Company's outside counsel, the Company's independent auditors and/or the firm and/or person(s) performing the internal audit function to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  •
  To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

  •
  To meet separately and periodically with management, the independent auditors and the firm and/or person(s) performing the internal audit function.

  •
  To establish and review hiring policies regulating the hiring by the Company of employees or former employees of the Company's independent auditors.

  •
  To review and approve all related party transactions involving the Company and any affiliated company, executive officer, director or employee, or family member of any of the foregoing in accordance with the Company's policies in effect from time to time.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

  •
  To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to be solely responsible for the approval of any replacement of the independent auditors if circumstances warrant such action. The Committee will review and approve fees paid to the independent auditors, including audit and non-audit fees, generally before such services are provided.

  •
  To consider policies and procedures of the independent auditors for audit and review partner rotation as required by the rules and regulations of the Securities and Exchange Commission.

  •
  To obtain from the independent auditors a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material communications between the independent auditors and management.

  •
  To obtain and review at least annually a report by the independent auditors describing the independent auditors' internal quality control procedures, any material issues raised by the most recent quality control review or peer review or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried on by the independent auditors, and any steps taken to deal with any such issues.

  •
  To review and discuss with management and the independent auditors the quality and adequacy of the Company's internal controls, including the firm and/or person(s) performing the internal audit function.

  •
  To advise the firm and/or person(s) performing the internal audit function that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the firm and/or person(s) performing the internal audit function and management's responses thereto.

  •
  To review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function any significant findings resulting from any examination of the Company's internal controls.

  •
  To inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

  •
  The Committee will discuss with the independent auditors:

  •
  The planned arrangements and written scope of the annual audit and the internal audit prior to significant audit services being performed and the Committee will approve the scope of the annual audit and the internal audit.

  •
  The adequacy of the Company's internal controls, including computerized information systems controls and security and financial reporting controls.

  •
  The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, defalcations, illegal acts and non-compliance with the Company's Code of Business Conduct and Ethics.

  •
  The need for changes or improvements in financial or accounting practices or controls.

  •
  The Committee will advise management, the independent auditors and the firm and/or person(s) performing the internal audit function that they are expected to provide the Committee with timely written notification and analysis of significant financial reporting issues.

  •
  The Committee will review and discuss with management and the independent auditors each quarterly report filed with the Securities and Exchange Commission (Form 10-Q) and all of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

  •
  The Committee will review and discuss with management and the independent auditors the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Company's financial statements, including related notes, and all of the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations." Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

  •
  The Committee will obtain from the independent auditors assurance that it has communicated all matters to be communicated by it to the Committee in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.

  •
  The Committee will discuss with management and the independent auditors:

  •
  The independent auditor's audit of, and report on, the financial statements.

  •
  The independent auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

  •
  The matters required to be discussed by Statement on Auditing Standards No. 114, as it may be amended, including but not limited to:

  •
  Methods used to account for significant unusual transactions.

  •
  Effect of significant accounting policies in controversial or emerging areas.

  •
  Process and basis for sensitive accounting estimates.

  •
  Disagreements between independent auditors and management over accounting or disclosure matters.

    •
    Any significant matters arising from any audit relating to the Company's financial statements, and discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information, and any significant disagreements with management. The Committee is responsible for the resolution of disagreements between management and the Company's independent auditors regarding financial reporting.

    •
    The annual report by management on the Company's internal control over financial reporting to be included in the Company's Annual Report on Form 10-K, and the independent auditor's attestation report on management's assessment of internal control over financial reporting.

  •
  Review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function the Company's policies with respect to risk assessment and risk management and review contingent liabilities and risks that may be material to the Company.

  •
  Review and discuss with management and the independent auditor the responsibilities, organization, budget, staffing and qualification of the Company's internal audit function, including the appointment, reassignment, or discharge of any internal auditors employed by the Company or any outsourced provider of internal auditing services, as the case may be.

  •
  Discuss with the firm and/or person(s) performing the internal audit function any audit problems, significant difficulties or disagreements with management encountered in the course of the internal audit, including any restrictions on the scope of the audit or access to information.

  •
  Discuss with the Company's general counsel any significant legal, compliance or regulatory matters that may have a material adverse effect on the Company's financial statements or business or compliance policies, including material notices to or inquiries from governmental agencies.

PERIODIC RESPONSIBILITIES:

  •
  Review annually the Committee's Charter for adequacy and recommend any changes to the Board.

  •
  Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

  •
  Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

  •
  Prepare an annual Committee report or other proxy statement disclosure about the Committee and its activities in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

  •
  Include a copy of the Committee Charter as an appendix to the proxy statement at least once every three years.

  •
  Review periodically the Company's policies and procedures that pertain to the Company's financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

  •
  Discuss and review with management the Company's earnings press releases prior to public issuance, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

  •
  Perform an annual self-evaluation of its performance and compliance with the Charter and present its findings to the Board.

        V.    Miscellaneous

        The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to their filing, and annually auditing management's assessment of the effectiveness of internal control over financial reporting, and other procedures. In fulfilling their duties hereunder, it is recognized that members of the Committee are not (i) performing the functions of auditors or accountants, and therefore, it is not their responsibility to conduct "field work" or other types of auditing or accounting reviews and (ii) employees, and rely, without independent verification, on the information provided to them and the representations made to them by management, the independent auditors and the firm and/or person(s) performing the internal audit function.

        The Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Company's reports and information provided under the Securities Exchange Act of 1934, as amended, are accurate and complete. Furthermore, the Committee's consideration and discussions referred to in this Charter do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Company's independent auditors are in fact "independent," or that the matters required to be certified by the Company's chief executive officer, chief financial officer or other officers of the Company under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

0

ONE LIBERTY PROPERTIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 18, 2008 at the Annual Meeting of Stockholders to be held on June 13, 2008 or any adjournments thereof.

(TO BE SIGNED ON REVERSE SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 13, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20330000000000000000 9                                                                                                                  061308

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Directors:	NOMINEES:
☐ Charles Biederman
☐ FOR ALL NOMINEES	☐ James J. Burns
☐ Patrick J. Callan, Jr.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ☒

2.	Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000000000 9                                                                                                                 061308

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Directors:	NOMINEES:
☐ Charles Biederman
☐ FOR ALL NOMINEES	☐ James J. Burns
☐ Patrick J. Callan, Jr.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ONE LIBERTY PROPERTIES, INC. 60 Cutter Mill Road Great Neck, New York 11021 (516) 466-3100
Notice of Annual Meeting of Stockholders June 13, 2008
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
GOVERNANCE OF THE COMPANY
Director Compensation—2007
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
ELECTION OF DIRECTORS (Proposal 1)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT EXECUTIVE COMPENSATION
Summary Compensation Table
Grant of Plan-Based Awards During 2007
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
  EXHIBIT A
ONE LIBERTY PROPERTIES, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER